LIMITED POWER OF ATTORNEY

      The undersigned, as a Section 16 reporting
person of Sirenza Microdevices, Inc. (the
"Company"), hereby constitutes and appoints
 Susan Krause, Jodi Bochert and Susan Ocampo, and
each of them, the undersigned's true and
lawful attorney-in-fact and agent to:

1. complete and execute Forms 3, 4 and 5 and
other forms and all amendments thereto
as such attorney-in-fact shall in his or her
discretion determine to be required or
advisable pursuant to Section 16 of the Securities
Exchange Act of 1934 (as
amended) and the rules and regulations promulgated
thereunder, or any successor
laws and regulations, as a consequence of the
undersigned's ownership, acquisition or
disposition of securities of the Company; and

2. do all acts necessary in order to file such
forms with the Securities and Exchange
Commission, any securities exchange or national
association, the Company and such
other person or agency as the attorney-in-fact
 shall deem appropriate.

      The undersigned hereby ratifies and
confirms all that said attorneys-in-fact and agents shall
do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at
 the request of the undersigned, are not assuming, nor
is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934 (as amended).

      This Limited Power of Attorney shall remain in
full force and effect until the undersigned is
no longer required to file Forms 3, 4, and 5 with
respect to the undersigned's holdings of and
transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a
signed writing delivered to the Company and the
foregoing
 attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has
caused this Limited Power of Attorney to be
executed as of this 21st day of October, 2004.

Signature: /s/ Ralph E. Hoover, Jr.
Print Name: Ralph E. Hoover, Jr.

Witness:
Type or Print Name: